UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 12, 2008

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240

(Address of Principal Executive Off	ices) (Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Officer Employment Agreements
     On March 12, 2008, Toreador Resources Corporation (“Toreador”) approved updated employment agreements with Nigel Lovett, President and Chief Executive Officer, Michael J. FitzGerald, Executive Vice President, Exploration and Production, Edward Ramirez, Senior Vice President, Exploration and Production, and Charles Campise, Senior Vice President — Finance.
     Mr. Lovett’s employment agreement is effective as of March 12, 2008, has a term through December 31, 2011 and the base annual salary remains at $360,000. As soon as the 2005 Long-Term Incentive Plan is amended to permit the granting of such number of shares, Toreador is to grant Mr. Lovett (i) 100,000 shares of restricted stock which shall vest equally over three years beginning on the first anniversary of the date of grant of the award if he is still employed on such dates and (ii) options to purchase 100,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant which options shall vest equally over three years beginning on the first anniversary of the date of grant of the award if he is still employed on such dates. The options shall have a 10 year term, subject to early termination or forfeiture under certain circumstances, including termination of employment.
     As an inducement to Mr. Lovett becoming Toreador’s President and Chief Executive Officer, in 2007 Toreador granted him 10,000 shares of common stock at the end of Mr. Lovett’s first year of employment (January 25, 2008) and agreed to grant him 20,000 shares at the end of his second year of employment (January 25, 2009), 30,000 shares at the end of his third year of employment (January 25, 2010) and 40,000 shares at the end of his fourth year of employment (January 25, 2011). It is currently contemplated that these grants will be made pursuant to the 2005 Long-Term Incentive Plan. If prior to the end of his fourth year of employment, Mr. Lovett resigns other than for “Good Reason,” is terminated for “Cause” (as defined below) or because of his death or “Disability” (as defined below), the shares that have not been granted at that time will be forfeited. However, if prior to the end of his fourth year of employment, Mr. Lovett is terminated for other than “Cause,” he resigns for “Good Reason,” (as defined below) or a “Change of Control” (as defined below) occurs and following such “Change of Control,” Mr. Lovett is terminated without “Cause,” Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, the shares that have not been granted at that time will be granted to Mr. Lovett.
     If Mr. Lovett is terminated for “Cause,” as a result of a voluntary resignation that is not for Good Reason or due to a “Disability,” he only receives his annual base salary and payments for earned but unused vacation time through the date of his termination. If Mr. Lovett is terminated without “Cause” or resigns for “Good Reason,” Mr. Lovett will be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if Toreador provides medical insurance for its employees, medical insurance premiums for the lesser of two years or until Mr. Lovett’s coverage under Toreador’s United States medical plan terminates.
     If there is a “Change of Control” and following such “Change of Control,” Mr. Lovett is terminated without “Cause,” Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, the portion of the 100,000 shares of restricted stock mentioned above that is unvested and the portion of the stock options exercisable into 100,000 shares of common stock that is unvested will be fully vested.
     “Cause” for Messrs. Lovett, FitzGerald, Ramirez and Campise is defined to mean (i) the executive’s commission of a dishonest or fraudulent act in connection with the executive’s employment, or the misappropriation of Toreador property; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) the executive’s inattention to duties, unsatisfactory performance, or failure to perform the executive duties hereunder, provided in each case Toreador gives the executive written notice and thirty (30) days to correct the executive’s performance to Toreador’s satisfaction; (iv) a substantial failure to comply with Toreador’s policies; (v) a material and willful breach of the executive’s fiduciary duties in any material respect, provided in each case Toreador gives the executive written notice and thirty (30) days to correct; (vi) the executive’s failure to comply in any material respect with any legal written directive of the board of directors of Toreador; or (vii) any act or omission of the executive which is of substantial detriment to Toreador because of the executive’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the executive in good faith to have been in or not opposed to the best interest of Toreador (without intent of the executive to gain, directly or indirectly, a profit to which the executive was not legally entitled).
     “Change in Control” for Mr. Lovett is defined to mean any one of the following, except as otherwise provided herein: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board of directors, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, Toreador’s stockholders, of each new director was approved by a vote of a least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of Toreador (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of Toreador (and the “Affiliates” of such directors, as that term is defined below) serving as such as of May 19, 2005 (collectively, the “Exempt Group”)) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of Toreador’s then outstanding securities entitled generally to vote for the election of Toreador’s directors; (iii) the merger or consolidation of Toreador with or into any other entity if Toreador is not the surviving entity (or Toreador is the surviving entity but voting securities of Toreador are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of the assets of Toreador or the liquidation or dissolution of Toreador. For purposes of definition, the term “Affiliate” with respect to any person shall mean any person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Notwithstanding the foregoing provisions of this definition, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the definition of “Change in Control” is the definition provided for under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations or other guidance issued thereunder.

     “Disability” for Messrs. Lovett, FitzGerald, Ramirez and Campise is defined to mean a physical or mental condition which, in the judgment of the board of directors (excluding the executive, if applicable) prevents the executive from performing the essential functions of the executive’s position with Toreador, even with reasonable accommodation, for a period of not less than ninety (90) consecutive days.
     “Good Reason” for Messrs. Lovett, FitzGerald, Ramirez and Campise is defined to mean (i) failure to elect or reelect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, of or with Toreador (or any successor thereto by operation of law or otherwise), as the case may be, which the executive holds at the effective date of the employment agreement; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with Toreador which the executive holds at the effective date of the employment agreement, or (B) a reduction in the executive’s annual base salary set forth in the employment agreement received from Toreador and the annual bonus opportunity available to the executive for the year in which the termination occurs under Toreador’s then existing bonus program applicable to the executive, any of which is not remedied by Toreador within thirty (30) calendar days after receipt by Toreador of written notice from the executive of such change, reduction or termination, as the case may be; (iii) Toreador relocates its principal executive offices (if such offices are the principal location of the executive’s work), or requires the executive to have his or her principal location of work changed, to any location that, in either case, is in excess of twenty-five (25) miles from the location thereof at the effective date of the employment agreement; or (iv) without limiting the generality or effect of the foregoing, any material breach of this employment agreement by Toreador or any successor thereto which is not remedied by Toreador within thirty (30) calendar days after receipt by Toreador of written notice from the executive of such breach.
     Each of the employment agreements of Messrs. FitzGerald, Ramirez and Campise is effective as of March 12, 2008, has a term of one year through March 12, 2009 and a base annual salary for Mr. FitzGerald of $280,000, Mr. Ramirez of $230,000 and Mr. Campise of $210,000.
     If one of these executives is terminated for “Cause,” (as defined above) as a result of a voluntary resignation that is not for “Good Reason” (as defined above) or due to a “Disability” (as defined above), such executive only receives his annual base salary and payments for earned but unused vacation time through the date of his termination. If one of these executives is terminated without “Cause” or resigns for “Good Reason,” such executive shall be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if Toreador provides medical insurance for its employees, medical insurance premiums for the lesser of two years or until the executive’s coverage under Toreador’s United States medical plan terminates.
2008 Incentive Plan
     On March 12, 2008, Toreador approved the 2008 Discretionary Employee Bonus Policy (the “Bonus Policy”) pursuant to which Toreador may make cash and equity incentive awards based on any combination of objective corporate, divisional group and/or local facility and/or individual performance measures. Pursuant to the Bonus Policy, Toreador shall set annual performance objectives and goals that if achieved will trigger the payment of bonuses to eligible employees. In addition, Toreador has the authority to apply a 25% discretionary increase in bonus amount for any eligible employee in order to reflect superior individual and/or corporate performance.
     For 2008, the executive officers will receive the following amounts of cash and equity (with the actual number of shares to be issued being determined based on the closing stock price on the date the shares are granted) if the five performance goals set forth below are met:
•	Nigel J. Lovett, President and Chief Executive Officer, $120,000 cash and $722,000 of equity;
•	Michael J. FitzGerald, Executive Vice President — Exploration and Production, $188,000 cash and $468,000 of equity;
•	Edward Ramirez, Senior Vice President — Exploration and Production, $154,000 cash and $384,000 of equity; and
•	Charles J. Campise, Senior Vice President — Finance, $141,000 cash and $400,000 of equity.
     Toreador notes that the following performance goals are part of Toreador’s incentive program and do not correspond to any financial or performance guidance that Toreador has provided or will provide and should not be considered as statements of Toreador’s expectations or estimates:
•	Oil and Gas Reserves — Toreador will replace 110% of its 2008 production with new proved reserves;
•	Oil and Gas Production — 2008 oil and gas production will be equal to or greater than 1 million BOE;
•	General and Administrative Expenses — General and Administrative expense will be equal to or less than $13.6 million, subject to modification for additional expenditures approved by the board of directors;
•	Sarbanes-Oxley Compliance — Toreador will be in full compliance with the requirements of the Sarbanes-Oxley legislation for the 2007 audit; and
•	Stock Price Performance — Toreador’s stock price performance in 2008 shall exceed the average stock price performance of its peer group as determined by Longnecker & Associates.
     Each of these five performance goals will be associated with 15% of the cash bonus amount and 15% of the equity bonus amount set forth above with proportional bonuses being permitted. For example, if 90% of a performance goal is achieved, then 90% of the 15% associated with each of the cash bonus and the equity bonus for that goal would be permitted to be awarded. The remaining 25% of the cash bonus amount and equity bonus amount will be a discretionary bonus pursuant to the Bonus Policy to reflect superior individual and/or corporate performance.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: March 18, 2008
	By:	/s/ Charles J. Campise
Charles J. Campise
Senior Vice President - Finance